Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-44012, 33-44599, 33-64032, 333-2676, 333-70057 and 333-57130) pertaining to the Stock Option Plan and the Non-employee Director Stock Option Plan of our report dated April 14, 2004, with respect to the consolidated financial statements and schedule of Fischer Imaging Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP

Denver, Colorado
March 30, 2005